Exhibit 99.1

Omeros Prices $35.0 Million Public Offering of Common Stock

SEATTLE, March 14, 2014 /PRNewswire/ — Omeros Corporation (NASDAQ: OMER) today announced that it has priced an underwritten public offering of 3,043,479 shares of its common stock at a price to the public of $11.50 per share for gross proceeds of $35.0 million. The net proceeds from the sale of the shares, after deducting the underwriters’ discounts and other estimated offering expenses, will be approximately $32.8 million. Omeros has also granted the underwriters a 30-day option to purchase up to an additional 456,521 shares of common stock to cover overallotments, if any, which would result in additional gross proceeds of approximately $5.2 million if exercised in full.

Omeros intends to use the net proceeds of the offering for general corporate purposes, including expenses related to the potential commercialization of Omidria™ (OMS302), as well as for research and development expenses, such as funding further clinical trials for Omeros’ OMS824 and OMS721 programs. The net offering proceeds may also be used to advance one or more of Omeros’ preclinical programs into clinical trials, to fund preclinical activities, or for capital expenditures, working capital and to otherwise advance Omeros’ product candidates toward commercialization. The offering is expected to close on or about March 19, 2014, subject to the satisfaction of customary closing conditions.

Cowen and Company, LLC acted as the sole book-running manager for the offering.

Wedbush PacGrow Life Sciences acted as co-lead manager. Needham & Company, LLC, Maxim Group LLC, WBB Securities LLC and MLV & Co. LLC acted as co-managers.

A registration statement on Form S-3 relating to these securities was filed with the Securities and Exchange Commission and was declared effective. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A preliminary prospectus supplement related to the offering was filed with the Securities and Exchange Commission on March 13, 2014. An electronic copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering is available on the website of the Securities and Exchange Commission at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, from Cowen and Company, LLC (c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, Phone: 631-274-2806, Fax: 631-254-7140).

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Omeros, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Omeros Corporation

Omeros is a clinical-stage biopharmaceutical company committed to discovering, developing and commercializing small-molecule and protein therapeutics targeting inflammation, coagulopathies and disorders of the central nervous system.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to”, “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. Omeros’ actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, risks associated with Omeros’ ability to obtain regulatory approval for its New Drug Application in the U.S. and its Marketing Authorization Application in the EU for the commercialization of Omidria™ (OMS302), Omeros’ unproven preclinical and clinical development activities, regulatory oversight, product commercialization, intellectual property claims, competitive developments, litigation, and the risks, uncertainties and other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2014. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.